EXHIBIT 5

OPINION OF DILWORTH PAXSON LLP

DIRECT DIAL NUMBER: (215) 575-7000	Dilworth Paxson LLP

July 17, 2003

Manugistics Group, Inc.
9715 Key West Avenue
Rockville, MD 20850

RE: Manugistics Group, Inc. Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Reg. No. 333- 32172)

Ladies and Gentlemen:

     We have been asked by Manugistics Group, Inc., a Delaware corporation (the “Company”) to render our opinion with respect to certain matters in connection with the offer and sale of a total of up to 3,599,500 additional shares of the Company’s Common Stock, par value $.002 per share (the “Shares”), which may be issued pursuant to employee stock options granted in 1999 pursuant to employment agreements (the “Employment Agreements”) respectively, entered into with three individuals who then were executive officers of the Company, Gregory J. Owens, Richard F. Bergmann and Terrence A. Austin. (Messrs. Bergmann and Austin are no longer employed by the Company.) The number of shares which may be purchased upon exercise of each option is subject to adjustment from time to time as set forth in the related stock option agreement.

     The Shares are the subject of Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Reg. No. 333-32172) (the “Registration Statement”) which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on or about July 17, 2003.

     Post-Effective Amendment No. 1 incorporates by reference the contents of the Company’s Registration Statement on Form S-8 (Reg. No. 333-32172) as they relate to the option grants to Messrs. Owens, Bergmann and Austin. (This Registration Statement is referred to below as the “Incorporated Registration Statement.”) We understand that the Incorporated Registration Statement remains in full force and effect.

     In rendering this opinion, we have examined: (i) the Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-laws of the Company, each as presently in effect; (ii) the resolutions and related minutes of the Company’s Board of Directors authorizing the Employment Agreements, including the option grants thereunder, and the reservation for issuance of up to 3,730,000 shares of the Company’s Common Stock pursuant to said stock options; (iii) the Employment Agreements and related stock option agreements; (iv) the resolutions of the Company’s Board of Directors authorizing the preparation and filing of the Incorporated Registration Statement; (v) the form of Post-Effective Amendment No. 1 (including the Incorporated Registration Statement); and (vi) such certificates and other documents as we have deemed appropriate or necessary as a basis for the opinion hereinafter expressed.

     In rendering the opinions expressed below, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when duly issued and sold in accordance with the respective terms of the relevant Employment Agreements, option grants and related option agreements after the Post-Effective Amendment shall have become effective under the Act, will be legally issued, fully paid and nonassessable.

     We have made such investigation of the General Corporation Law of the State of Delaware as we have considered appropriate for the purpose of rendering the opinion expressed above. We are qualified to practice law in the Commonwealth of Pennsylvania; this opinion is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware (including current judicial interpretations thereof).

     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 1.

Sincerely yours,

/s/ Dilworth Paxson LLP

Dilworth Paxson LLP

cc: Tim Smith, Senior Vice President, General Counsel and Secretary Manugistics Group, Inc.